SETTLEMENT AGREEMENT AND MUTUAL RELEASE

    This Settlement Agreement and Mutual Release (“Agreement”) is entered into by and between SECURED DIVERSIFIED INVESTMENT, a Nevada Corporation authorized to do business in California (“SDI”), on one hand, and LUIS LEON, an individual (“Mr. Leon”), and MARIA LEON, an individual (“Mrs. Leon”), (Collectively, “Plaintiffs” or the “Leons”) on the other hand, (sometimes collectively referred to herein as the “Parties”) with reference to the following recitals:

RECITALS

    A. On or about July 2004, SDI and Mr. Leon into an employment relationship in which Mr. Leon was hired as Chief Executive Officer of SDI.

    B. On or about January 5, 2005, SDI terminated Mr. Leon’s employment.

    C. The Leons subsequently filed a lawsuit on April 1, 2005, styled Luis Leon, an individual, et. al, v. Secured Diversified Investment, Ltd., a Nevada corporation, with the Superior Court of California in and for the County of Orange, Central District Case No. 05CC04651, alleging causes of action for Breach of Contract, Promissory Estoppel, Intentional Misrepresentation, and Labor Code Violations as to Mr. Leon only, and Intentional Infliction of Emotional Distress and Negligent Infliction of Emotional Distress as to Mr. Leon and Mrs. Leon.

    D. SDI and the Leons would like to avoid the uncertainty, costs and risks involved if this action is further litigated and, as a result, want to settle the action in its entirety according to the terms of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing recitals, promises, mutual covenants and warranties set forth herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, SDI and the Leons agree as follows:

AGREEMENT
     1. Payment of Settlement Amount

    1.1. SDI shall pay to the Leons the sum of exactly sixty five thousand dollars ($65,000.00). In addition, SDI shall deliver stock options to Mr. Leon with the following terms and conditions: Expiration date of 180 days of execution of this Agreement; option to purchase up to 150,000-shares of SDI common stock at the strike price of 15 cents per share; SDI to exercise reasonable and good faith efforts to deliver share certificates to conclude any option exercise. The Parties acknowledge and agree that 15 cents per share is a reasonable value of the SDI shares at the present time. The payment of the settlement amount set out above and the delivery of the stock options shall be in full and final settlement of all claims. The cash component shall be paid by check payable to the "The Feldhake Law Firm client trust account."

All arrangements for delivery of stock options and exercise shall be made directly with SDI's CFO, without the requirement to consult with counsel for SDI.

    1.2.  Notwithstanding payment of the settlement amount and the issuance of the stock options, the Parties acknowledge that neither shall be considered the "prevailing party," as defined by California Code of Civil Procedure section 1023(4), for purposes of recovering costs, because each party agrees to bear its own attorneys' fees and costs of this Action.

    1.3.  Within ten days after execution of this Agreement and SD1's payment of the principal amount set out above, the Leons will file a Request for Dismissal with Prejudice of the entire action.

    2. Mutual Release.

    2.1 In consideration of the mutual promises and obligations set forth above, SDI and the Leons hereby forever release, acquit and discharge each other and their respective partners, directors, officers, employees, shareholders, agents, representatives, affiliates, heirs, personal representatives, successors and assigns from any and all rights, claims, causes of action, suits and liabilities of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected, that they may have against each other which in any manner arise out of, relate to, or are connected with the Action or the matters reflected and described in the Recitals herein (collectively, the “Released Claims”).

    2.2  The Parties intend that this Agreement shall be a full and final settlement of, and bar to, any and all claims and/or causes of action arising between and/or among them. In connection therewith, the Parties acknowledge that they may hereafter discover facts different from or in addition to the facts which they may know or believe to be true with respect to the Released Claims, but that they intend to hereby fully and forever settle all disputes between and/or among them. In furtherance of such intention, the general release given herein shall be and remain in effect as a full and complete mutual release, notwithstanding discovery of any such different or additional facts. Therefore, the Parties acknowledge that they have been informed of and are familiar with the provisions of Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

    The parties hereby waive and relinquish all rights and benefits they have under Civil Code section 1542 to the full extent that they may lawfully waive all such rights benefits pertaining to the Released Claims.

    2.3 The parties acknowledge that the execution of this Agreement affects the settlement of contested and denied claims. The parties agree that nothing contained in this Agreement shall be construed as an admission by any party of any liability to any other party in any way.

    3. Representations & Warranties.

The Parties represent and warrant to each other as follows:

    3.1 That as of the date of their execution of this Agreement, they are unaware of any facts, conditions or matters relating to, arising out of, or connected with the events and/or transactions set forth in the Complaint, which would give rise to any claims for damages or equitable relief not being released by each party pursuant to the terms of this Agreement.

    3.2 That each party hereto has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and that this Agreement and all other agreements and instruments, to the extent they are to be executed by any corporate or partnership entity in connection with this Agreement, have been (or upon execution will have been) duly executed and delivered by such corporate or partnership entity, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of the respective parties hereto.

    3.3 That no portion of any claim, demand, or cause of action that the Parties may or might have against the other, and which have been previously identified as Released Claims herein, have been assigned or transferred to any other person, firm or corporation, including, without limitation, any parent, subsidiary or affiliate of any party, in any manner, including by way of subrogation, operation of law or otherwise. In the event any third party makes a claim against a party to this Agreement based upon such an alleged transfer or assignment of a Released Claim, the party to this Agreement who is the alleged transferor or assignor shall indemnify and hold harmless the party to this Agreement against whom the claim is asserted.

    3.4 That in executing this Agreement, the Parties have relied solely upon their own judgment, belief and knowledge and on the advice and recommendations of their own independently selected counsel concerning the nature, extent and duration of their rights and claims. Further, the Parties acknowledge that they have not been influenced by any representations or statements concerning any matters made by any other parties or by any person or attorney representing any other parties in connection with the negotiation and/or execution of this Agreement.

    3.5 This Agreement is intended to be final and binding between and among the Parties and is further intended to be effective as a full and final accord and satisfaction between them regardless of any mistake of fact or law, or any other circumstances whatsoever.

The parties are relying upon the finality of this Agreement as a material factor inducing each party's execution of this Agreement.

    3.6 The Parties have made such investigation of the facts pertaining to the underlying disputes and this Agreement, and all of the matters pertaining thereto, as they deem necessary.

    3.7 The terms of this Agreement are contractual and are the result of arm's length negotiations between and among the Parties.

    3.8 This Agreement has been carefully read by each party, and the contents hereof are known and understood and freely executed by the Parties.

    3.9 The Parties covenant and agree not to bring any action, claim, suit or proceeding against the other, directly or indirectly, regarding or relating in any manner to any Released Claim, and each further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding.

    4. Representations regarding Stock Options.

The Leons represent and warrant to SDI that they:

    (1)  are acquiring the Settlement Options for their own account as an investment and without an intent to distribute;

    (2)  acknowledge that the Settlement Options have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Settlement Options and any shares of SDI common stock received upon exercise of the Settlement Options may not be resold or transferred by such person without appropriate registration or the availability of an exemption from such requirements;

    (3)  have such knowledge and experience in business and financial matters in general as to be capable of evaluating SDI, its proposed activities, and the risks and merits of an investment in the Settlement Options and any shares of SDI common stock received upon exercise of the Settlement Options;

    (4)  have had an opportunity to ask questions and receive answers from SDI regarding any information they consider necessary or appropriate in deciding whether to enter into the Agreement and acquire the Settlement Options; and

    (5)  are an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

    5.  Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

    6.  Non-Disparagement. In response to inquiries from third parties concerning the status or disposition of this dispute and the Action, the Parties and their respective attorneys will state only that the dispute has been resolved and that neither party can discuss it except to the extent of any mutually agreeable writings prepared by or for the Parties for release and dissemination. Should either Party allege a breach of this provision, the prevailing party on as to the allegation will be entitled to reasonable attorneys' fees and costs in having to defend or prosecute the allegation, in addition to such other damages as may have resulted from the violation.

    7.  Confidentiality. The Parties and their respective attorneys agree that they will not publicize or disclose or cause or knowingly permit or authorize the publicizing or disclosure of the contents of this Agreement or of the negotiations leading up to it to any person, firm, organization or entity of any and every type, public or private, for any reason, at any time, without the prior written consent of each other unless otherwise required to do so by operation of law or legal process. The Parties acknowledge their intention that the provisions of this Paragraph 5 create no liability for disclosures made: (a) prior to its execution, (b) by the Leons in confidence to each other or their attorneys or SDI in confidence to its attorneys, (c) by persons from public information released prior the execution of this Agreement, (d) to enforce the terms of this Agreement, (e) as otherwise required by law, or (f) as to matters already a matter of public record prior to execution. The parties hereto acknowledge that SDI is subject to the securities laws as a publicly-traded company and may therefore be required to disclose all or portions of this Agreement in accordance with applicable securities laws.

The foregoing notwithstanding, the Parties and their respective attorneys, acknowledge the confidentiality provisions of this Paragraph 5 constitute a material inducement of both parties to enter into this Agreement. The Parties are permitted, however, to make confidential disclosures limited to the consideration and settlement amounts set forth in Paragraph I above (hereafter "Permitted Disclosure"), as required, to their spouse, accountants or to governmental authorities. However, each such person so informed shall be bound to the confidentiality provisions hereof with regard to only the subject matter of the Permitted Disclosure, and except as to governmental authorities any breach of this Paragraph 5 by any such person so informed shall constitute a breach by the Parties, as applicable, of Paragraph 5. Should either Party allege a breach, the prevailing party on as to the allegation will be entitled to reasonable attorneys' fees and costs in having to defend or-prosecute the allegation, in addition to such other damages as may have resulted from the violation. Reference requests should be directed to Jan Wallace, SDI's President (or her successor or designee), who will confirm only Mr. Leon's prior employment position with SDI, and dates of employment. date of hire and date of resignation. To the extent that there is a breach of this provision, or if there is any other reference made to a third party as to Mr. Leon which reference adversely impacts Mr. Leon, Mr. Leon reserves any rights and remedies he may have, and will not be limited to breach of this Agreement.

    8.  Attorneys' Fees. If legal proceedings are commenced by any party hereto to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover all of such party's attorneys' fees and costs and expenses of litigation, including any fees and costs incurred in enforcing any resulting judgment or award.

    9.  Entire Agreement. All agreements, covenants, representations and warranties, expressed and implied, oral and written, by each party to this Agreement concerning its subject matter are contained herein. No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by any party to any other party concerning the subject matter of this Agreement. All prior and contemporaneous conversations, covenants and warranties concerning the subject matter of this Agreement are merged herein. This is a fully integrated Agreement.

    10.  No Construction Against Drafter. The Parties agree that each has participated in arriving at the final language of this Agreement and, therefore, this Agreement shall not be construed against any party as the drafter.

    11.  All Remedies Available for Breach of the Agreement. All remedies, including without limitation specific performance, shall be available for a breach of this Agreement.

    12.  Counterparts. This Agreement may be executed in counterparts, and/or by facsimile, and when all the Parties have signed and delivered at least one such counterpart to each other, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to the Parties. No original signatures shall be required to establish the validity or authenticity of this Agreement.

    13.  Successors. This Agreement shall be binding on and shall inure to the benefit of the heirs, representatives, administrators, executors, successors and assigns.

    14.  Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of California.

    15.  Severability. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such a portion shall be deemed severed from this Agreement, and the remaining portions shall remain in full force as though such invalid or unenforceable provisions or portions had not been a part of this Agreement_

    16.  Survival. The warranties and representations of this Agreement are deemed to and do survive the closing hereof.

    17.  Effect of Headings. Captions of the sections of this Agreement are for convenience and reference only, and the words contained in the captions shall in no way be employed to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

    18.  Disclaimer of Third Party Beneficial Contract. By execution hereof, the Parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the Parties, their heirs, successors, and assigns, shall have any rights hereunder nor any right of enforcement hereof.

    19.  Entry of Judgment. In the event that the terms of Paragraphs 1 and 2 are not fully performed, the Parties agree that this Agreement shall serve as a written stipulation by the Parties for settlement of the pending Action pursuant to California Code of Civil Procedure section 664.6, and that the Orange County Superior Court, upon motion, may enter judgment pursuant to the terms of the settlement contained in this Agreement. To effectuate that purpose, the Parties specifically request the Orange County Superior Court to retain limited jurisdiction over them and this Agreement.

    20.  Notices. All notices required under this Agreement shall be deemed effective if served by telecopier or, in the option of the sender, by Federal Express or other overnight delivery system, and shall be forwarded to the Parties as follows:

    A.  If to Plaintiffs Luis Leon and Maria Leon

228 Windward Way Niceville, FL 32578

With a copy to:
c/o Dimitri P. Gross
The Feldhake Law Firm, A Professional Corporation
19900 MacArthur Blvd. Tower II, Suite 850, Irvine,California 92612
Tel: (949) 553-5000
Fax: (949) 553-5098

    B.  If to Defendant Secured Diversified Investment, Ltd.

Attn: Claire C Ambrosio, Secretary and Agent for Service
5455 Wilshire Boulevard, Suite 1706
Los Angeles, CA 90036

With a copy to:
c/o Joseph R. McFaul, Esq. The Williams Law Firm, PC
100 Bayview Circle
South Tower, Suite 330
Newport Beach, CA 92660-2984
Tel: (949) 833-3088 Fax: (949) 833-3058

    Should addresses, facsimile numbers or other identified information change, notice shall be given in accordance with this provision.

    21.  Time is of the Essence. Time is of the essence in the performance of each and every obligation to be performed by the Parties as set forth in this Agreement.

    22.  Effective Date. This Agreement shall be effective as of the date of its complete execution by the last signing party.

EACH OF THE UNDERSIGNED HEREBY DECLARE THAT THE TERMS OF THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE HAVE BEEN COMPLETELY READ AND ARE FULLY UNDERSTOOD, AND BY EXECUTION HEREOF VOLUNTARILY ACCEPT THE TERMS WITH '1HE INTENT TO BE LEGALLY BOUND THEREBY.

    IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release as of the date first set forth above.

    Dated: May ___,  2006                   SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation

                                                                                                    By:_____________
Name: Jan Wallace

Dated May 31, 2006                    By: _____________
                                  Luis Leon

Dated May 31, 2006                    By: _____________
                                      Maria Leon